Exhibit 99.2

General Cannabis Announces

2019 Second Quarter Results

DENVER, August 12, 2019 – General Cannabis Corp (OTCQX: CANN) (“General Cannabis” or the “Company”), the comprehensive national resource to the regulated cannabis industry, today announced financial results for the quarter ended June 30, 2019.

Financial Highlights

The following table summarizes our results of operations:

	Three months ended June 30,
	2019	2018	Percent
	(Unaudited)		Change
Segment Revenues
Security	$507,556	$614,281	(17)%
Operations	792,642	402,287	97%
Consumer Goods	28,892	97,973	(71)%
Investments	27,775	--	100%
	1,356,865	1,114,541	22%

Total costs and expenses	3,843,252	3,605,858	7%
Operating loss	(2,486,387)	(2,491,317)	--%

Other expense	408,415	1,177,980	(65)%
Net loss	$(2,894,802)	$(3,669,297)	(21)%

Loss per share – Basic and diluted	$(0.11)	$(0.10)	10%

	Six months ended June 30,
	2019	2018	Percent
	(Unaudited)		Change
Segment Revenues
Security	$1,072,148	$1,166,258	(8)%
Operations	1,572,743	708,301	122%
Consumer Goods	58,667	182,464	(68)%
Investments	42,596	--	100%
	2,746,154	2,057,023	34%

Total costs and expenses	8,463,197	7,714,822	10%
Operating loss	(5,717,043)	(5,657,799)	1%

Other expense	1,691,454	2,477,885	(32)%
Net loss	$(7,408,497)	$(8,135,684)	(9)%

Loss per share – Basic and diluted	$(0.23)	$(0.23)	--%

“We have surpassed $1 million in revenue for the fifth consecutive quarter, with a 34% increase in year-to-date revenue in 2019 compared to 2018,” said Brian Andrews, Chief Financial Officer of General Cannabis.  “During the first six months of the year, we have increased our focus on securing significant consulting contracts in emerging markets across the country and providing wholesale products to new and existing customers. Both efforts have resulted in significant increases in Operations revenue compared to the prior year. Security revenues were negatively impacted by customers deciding to forego guard services and slower than expected growth in California.  We continue to explore additional revenue streams within the Security segment, such as camera monitoring design and installation, and product transport.  In response to lower revenues from Chiefton, within our Consumer Goods segment, over the course of the last three months we have eliminated annualized overhead by approximately $350,000 in order to better match our cost structure to estimated potential revenues,” continued Mr. Andrews.

Michael Feinsod, Chief Executive Officer and Executive Chairman of General Cannabis stated “It was a busy quarter with a focus on our existing businesses while making significant other operational and business improvements as described in this release.  We expect these steps to reap benefits over the near term.

During the quarter, we completed a registered direct offering of our common equity and subsequently paid down the majority of our debt.

We have recently opened our new CBD store and e-commerce website, STOA Wellness, which offers a curated collection of quality products designed for high performance athletes. We strive to offer high quality products derived from sustainably sourced plants. We believe this sets us apart and offers our customers a unique experience. We trust these factors will generate growing Consumer Goods revenue through the remainder of the year.”

“In addition to growing our existing lines of business, we are excited to embark in the coming months on multiple potential acquisitions we have announced as HB-1090 is implemented. As of today, we have entered into non-binding term sheets for approximately 45,000 square feet of cultivation space, a processing facility and adult use (recreational) dispensaries. Our operating history and Colorado experience have proven to be strong attractions as we engage with potential Colorado partners. To date, each of the proposed transactions would keep existing management teams in place.  We look forward to moving forward with these transactions and integrating these new teams into our General Cannabis family.  We believe that upon completion, these strategic acquisitions will create synergistic opportunities that will allow us to leverage our skill sets to help our customers succeed.”

Mr. Andrews continued “These new growth plans, both within existing business offerings and the new cultivation and distribution opportunities presented by HB-1090, has our team vitalized, motivated, and excited for the future of General Cannabis. We have a corporate platform of human resources, accounting, reporting that will enable us to quickly integrate with well-run acquisition candidates.  These skills and our reputation as one of the Best Places to Work in the Cannabis Industry by MG Magazine makes General Cannabis an attractive partner to work with in the consolidation of the Colorado market.  We believe our expansion into rapidly evolving markets, and continued focus on providing quality products and services, will continue to benefit the customers, shareholders, and employees of General Cannabis into the future.”

For our most recent SEC filings, visit us at www.generalcann.com.

About General Cannabis Corp

General Cannabis Corp is the comprehensive national resource for the highest quality service providers available to the regulated cannabis industry. We are a trusted partner to the cultivation, production and retail sides of the cannabis business. We do this through a combination of strong operating divisions such as security, operational consulting and products, consumer goods and marketing consulting, and capital investments and real estate.  As a synergistic holding company, our divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. Our website address is www.generalcann.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   Such forward-looking statements include statements regarding potential future revenue streams, statements regarding the Company’s new CBD store and e-commerce website, STOA Wellness, generating future growth of the Company’s Consumer Goods revenue, statements regarding the improvements made by the Company that will benefit the Company in the future, statements regarding the potential completion of the Company’s proposed acquisitions, statements regarding the potential benefits to the Company of the proposed acquisitions and the Company’s plans with respect to such acquisitions, statements regarding the benefits to customers, shareholders and employees of the Company’s expansion into rapidly evolving markets and focus on providing quality products and sevices and other statements about the Company’ future performance or financial condition.

Any statements that are not statements of historical fact, such as the statements described above, should be considered forward-looking statements.  Some of these statements may be identified by the use of the words “may,” “will,” “believes,” “plans,” “anticipates,” “expects” and similar expressions.  General Cannabis has based these forward-looking statements on current expectations and projections about future events as of the date of this press release.  These forward-looking statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the possibility that the Company’s proposed transactions will not be consummated, changes in the Company’s share price, the benefits from the potential transactions may not be fully realized or may take longer to realize than expected, and other factors those described from time to time in General Cannabis’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q under the heading “Risk Factors” and in subsequent filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

Contact

Brian Andrews

CFO, General Cannabis Corp

(303) 759-1300